                                                                    EXHIBIT 23.1


                          ERNST & YOUNG LLP LETTERHEAD


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09729 and Form S-8 No. 333-58171) pertaining to the 1996 Stock Incentive Plan and the 1996 Non-Employee Director Stock Option Plan of Donna Karan International Inc. of our report dated March 24, 1999, with respect to the consolidated financial statements and schedule of Donna Karan International Inc. included in its Annual Report (Form 10-K) for the year ended January 3, 1999 filed with the Securities and Exchange Commission.


                                              /s/ ERNST & YOUNG LLP


New York, New York
March 24, 1999